UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Kodiak Oil & Gas Corp.
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Kodiak Oil & Gas Corp. Obtains Interim Order in Connection with Proposed Arrangement with Whiting Petroleum Corporation

DENVER - October 22, 2014 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (NYSE: KOG)(“Kodiak”), today announced that it, in connection with the previously announced arrangement agreement entered into on July 13, 2014 with Whiting Petroleum Corporation (“Whiting”) and a wholly-owned subsidiary of Whiting, has obtained an interim order from the British Columbia Supreme Court authorizing, among other procedural matters, the calling and holding of a special meeting of Kodiak’s securityholders to be held on December 3, 2014 at 8:00 am Mountain Time to vote on matters related to the proposed arrangement.

About Kodiak Oil & Gas Corp.

Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  Kodiak’s common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the anticipated completion of the arrangement and the timing thereof.  Factors that could cause or contribute to such differences include, but are not limited to, the ability to obtain securityholder and court approval of the arrangement, the ability to complete the arrangement on anticipated terms and timetable, the possibility that various closing conditions for the transaction may not be satisfied or waived, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for Kodiak’s oil and gas production, dependence upon third-party vendors, and other risks detailed in Kodiak’s periodic report filings with the Securities and Exchange Commission.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed arrangement anticipates that the shares of Whiting to be issued pursuant to the arrangement will be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Whiting shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed arrangement, on October 6, 2014, Kodiak and Whiting each filed with the SEC an amended preliminary joint proxy statement/circular.  The joint proxy statement/circular is not final and is subject to change.  Once final, a definitive joint proxy statement/circular will be filed with the SEC.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WHITING, KODIAK AND THE PROPOSED ARRANGEMENT. The joint proxy statement and circular and certain other relevant materials (when they become available) and other documents filed by Whiting or Kodiak with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Whiting Investor Relations, 1700 Broadway, Suite 2300, Denver, CO 80290-2300 or calling (303) 390-4051 or by written request to Kodiak Investor Relations, 1625 Broadway, Suite 250, Denver, CO 80202 or calling (303) 592-8030.

Participants in the Solicitation

Kodiak, Whiting and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed arrangement. Information about the executive officers and directors of Kodiak and the number of Kodiak’s common shares beneficially owned by such persons is set forth in the proxy statement for Kodiak’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and Kodiak’s Annual Report on Form 10-K for the period ended December 31, 2013. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on March 23, 2014, and Whiting’s Annual Report on Form 10-K for the period ended December 31, 2013. Investors may obtain additional information regarding the direct and indirect interests of Kodiak, Whiting and their respective executive officers and directors in the arrangement by reading the joint proxy statement and circular regarding the arrangement when it becomes available.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. James Henderson, CFO, Kodiak Oil & Gas Corp. +1-303-592-8075